UNITED STATES SECURITIES AND EXCHANGE
                                   COMMISSION
                             Washington, D.C. 20549


================================================================================

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
         Date of Report (Date of Earliest Event Reported): July 8, 2004

================================================================================


                                 OMI CORPORATION
             (Exact name of Registrant as specified in its charter)

                        Commission File Number 001-14135


      Marshall Islands                                    52-2098714
--------------------------------           -------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                              Registrant's Address:
                                One Station Place
                           Stamford, Connecticut 06902
        Registrant's telephone number including area code: (203) 602-6700


================================================================================

Item 2. Acquisition or Disposition of Assets

     On July 8, 2004, OMI Corporation ("OMI") entered into a definitive agreement for the acquisition from Athenian Sea Carriers, Ltd. ("Athenian") of four Suezmax vessels (built in 2003 and 2004) and eight product carriers under construction at Hyundai Mipo Shipyard. The total consideration to be paid for the assets is $585 million in cash. This includes (i) $98.4 million paid on July 8, 2004 to Athenian for the acquisition of the rights to eight product carriers under construction, (ii) $256.7 million paid in July 2004 upon the delivery of three Suezmax vessels and one of the product carriers ( see (2) below) and $57.9 million is payable upon the delivery of the remaining Suezmax vessel in August 2004 (see (1) below) from Athenian and (iii) approximately $172 million payable to the shipyard upon delivery of the remaining product carriers between November of 2004 and June of 2006. Other than as indicated in the table below, it is currently anticipated that following delivery, each of the vessels will be chartered out at then-available spot market rates. The agreement with Athenian is filed as Exhibit 99.1.

The following is a list of ships purchased:

Vessel                                              Year Built / Date Delivered
--------------------------------------------------------------------------------
Suezmax (1)                                         2003
Suezmax                                             2003
Suezmax                                             2004
Suezmax                                             2004
47,000 dwt Handymax (2)                             July 2004
47,000 dwt Handymax                                 November 2004
47,000 dwt Handymax                                 January 2005
47,000 dwt Handymax                                 April 2005
47,000 dwt Handymax                                 March 2006
47,000 dwt Handymax                                 April 2006
47,000 dwt Handymax                                 May 2006
47,000 dwt Handymax                                 June 2006
--------------------------------------------------------------------------------
(1) One of the Suexmaxes built in 2003 is on time charter until November 25, 2006.
(2) The first handymax is committed to a time charter for six months upon delivery.


     The initial payment on July 8, 2004 was made by OMI from the net proceeds of its concurrent public underwritten offerings on June 29, 2004, in which OMI issued an aggregate of 12,204,000 shares of its common stock for aggregate proceeds to the Company of $139,213,000 pursuant to the terms of the underwriting agreements entered into on June 24, 2004 with Goldman, Sachs & Co. as representative of the underwriters set forth in such agreements. The remaining payments for the vessels will be partially funded from the net proceeds of the offerings described above and otherwise from borrowings under the Company's existing revolving credit agreements, additional credit facilities that may be established with lenders from time to time, existing cash and cash flow from operations prior to the delivery dates of the vessels.

Item 7. Financial Statements and Exhibits

(c)  Exhibits

99.1 SALE AGREEMENT, dated July 8, 2004 between Athenian Sea Carriers Limited and OMI Corporation.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 22, 2004                /s/ Craig H. Stevenson, Jr
                               -------------------------------------------------
                                    Craig H. Stevenson, Jr., Chairman of the
                                    Board and Chief Executive Officer



Date:  July 22, 2004                /s/ Kathleen C. Haines
                               -------------------------------------------------
                                    Kathleen C. Haines, Senior Vice President,
                                    Chief Financial Officer and Treasurer


        ================================================================



                                  EXHIBIT INDEX

The following Exhibit is being filed with this report.

  Exhibit No.   Description
  -----------   -----------

     99.1 SALE AGREEMENT, dated July 8, 2004 between Athenian Sea Carriers Limited and OMI Corporation.



                                       3